AMENDMENT NO. 1
                                       TO

                             LINCOLN SNACKS COMPANY

                       CONVERTIBLE SUBORDINATED DEBENTURE

          AMENDMENT NO. 1 TO LINCOLN SNACKS COMPANY CONVERTIBLE SUBORDINATED DEBENTURE dated as of the 27th day of April, 2000, by and between LINCOLN SNACKS COMPANY, a Delaware corporation (the "Maker"), and BRYNWOOD PARTNERS III L.P., a Delaware limited partnership (the "Holder").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, on or about April 1, 1999, the Maker executed a certain Convertible Subordinated Debenture dated as of April 1, 1999 in the principal amount of $5,000,000 in favor of the Holder (the "Debenture"); and

     WHEREAS, all terms used herein and not otherwise defined shall have the meaning set forth in the Debenture; and WHEREAS, each of the Maker and the Holder desire to enter into this Amendment in order to extend the Maturity Date set forth in the Debenture pursuant to the terms and provisions set forth herein.

          NOW, THEREFORE, in consideration of One Dollar ($1.00), receipt of which is hereby acknowledged and of the mutual covenants set forth hereunder, the parties agree as follows:

          1. The Maturity Date of the Debenture shall be extended to April 28, 2003.

          2. Except as otherwise expressly modified by this Amendment, all of the terms and provisions of the Debenture shall remain in full force and effect.

          3. This Amendment shall be binding upon, and shall inure to the benefit of, the Maker and the Holder, and their respective successors and assigns.

          4. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Amendment by signing any such counterpart.


                                         LINCOLN SNACKS COMPANY
-----------------------------

                                          By:     /s/ Kristine A. Crabs
-----------------------------                --------------------------------
                                             Name:  Kristine A. Crabs
                                             Title:  Chief Financial Officer,
                                                     Secretary and Treasurer

                                          BRYNWOOD PARTNERS III L.P.
-----------------------------

                                          By: /s/ Hendrik J. Hartong, Jr.
-----------------------------                --------------------------------
                                             Name:  Hendrik J. Hartong, Jr.
                                             Title:  General Partner

STATE OF CONNECTICUT                  )
                                      )   ss:
COUNTY OF FAIRFIELD                   )


          On this 18th day of April, 2000, personally appeared Kristine A. Crabs, Chief Financial Officer, Secretary and Treasurer of Lincoln Snacks Company, a Delaware corporation, signer and sealer of the foregoing instrument and acknowledged the same to be her free act and deed and the free act and deed of said corporation, before me.

                                                    /s/ Susan A. Fondu
                                             -----------------------------------
                                             Notary Public

                                             Commissioner of the Superior Court
                                             My commission expires:   3/31/02
                                                                    -----------





STATE OF CONNECTICUT                  )
                                      )   ss:
COUNTY OF FAIRFIELD                   )


          On this 13th day of April, 2000, personally appeared Hendrik J. Hartong, Jr., the general partner of Brynwood Partners III L.P., signer and sealer of the foregoing instrument and acknowledged the same to be his free act and deed and the free act and deed of said limited partnership, before me.

                                                   /s/ Diane M. Hockenbeck
                                             -----------------------------------
                                             Notary Public

                                             Commissioner of the Superior Court
                                             My commission expires:   8/31/04
                                                                   -------------